Exhibit 99.1

Verde and Ergon Forge Commercial Collaboration to Build Roads of the Future with Engineered Biochar

New 10-year agreement to explore the commercialization of engineered biochar through innovative, sustainable cold paving solutions

Collaboration also expected to generate monetizable carbon credits

ST. LOUIS, July 2, 2026 (GLOBE NEWSWIRE) — Verde Resources Inc. (OTCQB: VRDR) (“Verde”), an emerging leader in sustainable infrastructure products and technologies, today announced that its primary U.S. operating subsidiary, Verde Renewables Inc. (“Verde Renewables”), has entered into an additional commercialization and collaboration agreement with Ergon Asphalt & Emulsions, Inc. (“Ergon”), the largest supplier of asphalt and pavement preservation products in the United States.

The new agreement builds upon the existing collaboration between Verde and Ergon which began October 2025. This new commercial agreement is designed to advance the relationship toward commercial execution, beginning with test projects utilizing Ergon’s cold paving applications that incorporate Verde’s engineered biochar technology. Under this arrangement, Verde will be a preferred vendor of engineered biochar for use with Ergon’s emulsion products in such cold paving applications. In addition, Verde and Ergon hope to expand into other applications across the road construction industry and other sustainable building materials.

Under the agreement, Verde and Ergon intend to pursue commercial projects during the remainder of 2026 and going forward during the term of the agreement. The agreement also includes target product volumes intended to support Verde’s transition from technology development and innovations into recurring commercial revenue.

“This agreement marks Verde’s transition from technology validation into commercial execution,” said Jack Wong, CEO of Verde Resources. “Our focus is sustained revenue generation, commercial projects with major customers, expansion into multiple material applications, and building a platform with a growth profile that extends well beyond our anticipated Nasdaq uplisting to support durable long-term shareholder value.”

The Verde-Ergon collaboration is also designed to combine Verde’s engineered biochar technology, carbon removal strategy, sustainability platform and carbon credit generation with Ergon’s well established commercial infrastructure, technical expertise, and deep customer relationships across the asphalt and infrastructure markets. Verde and Ergon will pursue a disciplined commercial rollout, beginning with applications closest to market readiness and expanding into additional use cases as technical, customer, and market adoption progresses. Verde and Ergon will also share any carbon credits generated from their products.

“We are excited to move from licensing and validation toward broader market deployment,” said Patrick Nation, President of Ergon Asphalt & Emulsions, Inc. “The road construction and infrastructure sectors are actively seeking practical, scalable solutions that can support performance, sustainability, and long-term value. We believe Verde’s engineered biochar platform has the potential to become an important part of that next-generation materials landscape, and we look forward to working together to evaluate and expand its applications across our customer base.”

Verde and Ergon also intend to explore international expansion of their commercialization model, beginning with Singapore. Verde believes that demonstrated U.S. performance will serve as a powerful validation platform for global markets characterized by active sustainability mandates, decarbonization targets, green procurement standards, and infrastructure modernization priorities.

This collaboration has the potential to extend far beyond a single product and establish a global blueprint for integrating engineered biochar into mainstream infrastructure and building materials. By delivering solutions that reduce carbon intensity, support carbon removal, and improve material performance, Verde and Ergon believe they can help advance the next generation of sustainable infrastructure technologies while pursuing new commercial opportunities across major road construction markets in the US and beyond.

About Verde Resources Inc.:

Verde Resources Inc. (OTCQB: VRDR) is an emerging leader in environmentally sustainable infrastructure products and technologies, specializing in innovative and cost-effective solutions to help the industry seamlessly #TransitionToZero®. By integrating proprietary technologies with sustainable practices, Verde is at the forefront of creating low-carbon materials for infrastructure worldwide.

Verde is driving transformation in a sector long overdue for change. Its approach reduces greenhouse gas emissions, sequesters carbon dioxide, optimizes the use of native soils and recycled materials, accelerates installation, and improves overall efficiency, all while lowering costs.

For more information, please visit https://www.verderesources.com

Cautionary Note Regarding Forward-Looking Statements

This press release and statements of Verde’s and Ergon’s management made in connection with the matters addressed by this press release contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding Verde’s expectations, projections, and potential future developments. Statements attributed to both Verde and Ergon reflect their respective views as of the date hereof and are not intended as guarantees of future performance. All forward-looking statements are subject to the safe harbor provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.

Forward-looking statements involve significant known and unknown risks, uncertainties, and other factors that could cause actual results to differ materially and adversely from those expressed or implied. In some cases, forward-looking statements can be identified by words such as “may,” “will,” “expect,” “plan,” “believe,” “estimate,” “anticipate,” “project,” “seek,” “propose,” “intend,” “aim,” “goal,” “potential,” “explore” or derivatives of such words or similar expressions regarding the future. In this press release, forward-looking statements include those related to (i) the anticipated benefits to Verde’s business of the agreement with Ergon described herein, and (ii) Verde’s other commercial plans (including international plans). These and other statements are based on current expectations and speak only as of the date of this release.

A non-exclusive list of risks and uncertainties that could cause the forward-looking statements herein to differ from future results includes, without limitation: (i) the risk that the agreement with Ergon described herein will not lead to revenue generating operations in the volumes anticipated, or at all, (ii) the risk Verde and Ergon will not be able gain market acceptance of their products and solutions or to expand applications beyond cold paving, (iii) risks resulting from Verde’s dependence on Ergon as Verde’s primary collaborator in the North American market, (iv) risks that biochar-modified paving materials may not achieve required regulatory or department of transportation approvals, and (v) risks that field performance of engineered biochar products may differ from laboratory or test results. Other important factors that could cause actual results to differ materially from those in the forward-looking statements include those contained in the Verde’s filings with the SEC, which can be accessed here.

Accordingly, readers are cautioned not to place undue reliance on the forward-looking statements contained herein. Except as required by applicable law, neither Verde nor Ergon plans to publicly update or revise any forward-looking statements contained herein, whether because of any new information, future events, changed circumstances, or otherwise.

For Media and Investors:

info@verderesources.com

Crocker Coulson, AUM Advisors

Crocker.coulson@aumadvisors.com

(646) 652-7185